UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On July 30, 2010, Industrial Services of America, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") with Fifth Third Bank (the "Bank") pursuant to which the Bank agreed to provide the Company a revolving credit facility in the amount of $40,000,000 for the purpose of replacing the Company's existing $20,000,000 senior revolving credit facility with Branch Banking and Trust Company ("BB&T") and for payment of the $5,000,000 note payable to BB&T (collectively, the "Prior Obligations"). Proceeds of the new revolving credit facility in the amount of $33,355,003 were used to repay the outstanding principal balance of the Prior Obligations.  In addition, the Company entered into a term loan agreement with the Bank in the amount of $8,800,000 for the purpose of replacing the $6,000,000 note payable secured by the Company's shredder system, the $3,000,000 note payable secured by the Company's rental fleet equipment, and the $609,900 note payable secured by certain other equipment by the Company.

With respect to the revolving credit facility, the interest rate is one month LIBOR plus two hundred fifty basis points (2.50%) per annum, adjusted monthly on the first day of each month. The revolving credit facility expires on July 31, 2013.  Under the revolving credit facility, the Company is permitted to borrow the lesser of $40,000,000 or the borrowing base, consisting of the sum of 80% of eligible accounts plus 60% of eligible inventory up to $15,000,000. Eligible accounts are generally those receivables that are less than 90 days from the invoice date. As security for the revolving credit facility, the Company provided the Bank a first priority security interest in the accounts receivable from most of its customers and in its inventory. The Company also cross collateralized the revolving line of credit with the $8,800,000 term loan.

The $8,800,000 term loan provides for an interest rate that is the same as the interest rate for the revolving credit facility. Principal and interest is payable monthly in consecutive equal installments of $105,000, with the first such payment commencing September 1, 2010 and the final payment of the then-unpaid balance due and payable in full on July 31, 2013.  In addition, beginning April 30, 2011 (or, if earlier, upon completion of the Company's financial statements for the fiscal year ending December 31, 2010), the Company will make an annual payment equal to 25% of (i) the Company's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), minus (ii) the Company's aggregate cash payments of interest expense and scheduled payments of principal (including any prepayments of the term loan), minus (iii) any non-financed capital expenditures, in each case for the Company's prior fiscal year.  Any such payments will be applied to remaining installments of principal under the term loan in the inverse order of maturity, and to accrued but unpaid interest thereon. As security for the term loan, the Company provided the Bank a first priority security interest in all equipment other than the rental fleet that the Company owns.

In addition, the Company provided a first mortgage on the property at the following locations: 3409 Campground Road, 6709, 7023, 7025, 7101, 7103, 7110, 7124, 7200 and 7210 Grade Lane, Louisville Kentucky, 1565 East Fourth Street, Seymour, Indiana and 1617 State Road 111, New Albany, Indiana.  The Company also cross collateralized the term loan with the revolving credit facility and all other existing debt the Company owes to the Bank.

In the Loan Agreement, the Company agreed to certain covenants, including (ii) maintenance of a ratio of debt to adjusted EBITDA for the preceding 12 months of not more than 3.5 to 1 (or, if measured as of December 31 of any fiscal year, 4.0 to 1), (ii) maintenance of a ratio of adjusted EBITDA for the preceding twelve months to aggregate cash payments of interest expense and scheduled payment of principal in the preceding 12 months of not less than 1.20 to 1, and (iii) a limitation on capital expenditures of $4,000,000 in any fiscal year.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01        Regulation FD Disclosure.

The information under this caption is furnished by Industrial Services of America, Inc. (the "Company") in accordance with Securities and Exchange Commission Release No. 33-8216.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 30, 2010, the Company issued a press release disclosing its entry into the Credit Agreement described above.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description

99.1                 Press release dated July 30, 2010

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: August 4, 2010	By:	/s/ Alan L. Schroering
Alan L. Schroering
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

99.1                 Press release dated July 21, 2010